[EXHIBIT 22a TO COLONIAL GAS COMPANY
               FORM 10-K FOR YEAR ENDING 12/31/93]


                    COLONIAL GAS COMPANY

                 SUBSIDIARIES OF REGISTRANT


Subsidiaries:                       Organized in         Ownership

(a) Transgas Inc.                   Massachusetts          100%
(a) CGI Transport Limited (1)       Canada                 100%


(a) Included in consolidated financial statements.
(1) Owned by Transgas Inc.


            [END OF EXHIBIT 22a TO COLONIAL GAS COMPANY
               FORM 10-K FOR YEAR ENDING 12/31/93]